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                                                                     EXHIBIT 2.3



               AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER
                             DATED OCTOBER 14, 1999
                                  BY AND AMONG
                               A.I.N. CORPORATION,
                          MICHAEL GORUN, DANIEL HEENAN,
                     JAMES F. DITTEMORE III, GENE FEROGLIA,
                   MICHAEL EGGERS, EGGERS FAMILY PARTNERSHIP,
                         AUTOBYTEL ACQUISITION II CORP.
                                       AND
                               AUTOBYTEL.COM INC.

         This Amendment dated February 14, 2000 is entered into by and among A.I.N. Corporation, a California corporation, Michael Gorun, Daniel Heenan, James Dittemore III, Gene Feroglia, Michael Eggers, Eggers Family Partnership, Autobytel Acquisition II Corp., a California corporation, and autobytel.com inc., a Delaware corporation.

                                    RECITALS

         A. The parties entered into an Agreement and Plan of Merger dated October 14, 1999 and an Amendment to the Agreement and Plan of Merger dated January 25, 2000 (the "Agreement") under which Autobytel Acquisition II Corp. was to be merged with and into A.I.N. Corporation.

         B. Any capitalized term in this Amendment that is not defined in this Amendment shall have the meaning ascribed to such term in the Agreement.

         C. The parties intend for the Agreement to remain in full force and effect, and unchanged except for the amendments to those sections as provided herein:

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and restate the following provisions of the Agreement as follows:

1. The following sections of the agreement are amended to read as follows:

         "Section 2.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of the Merger Sub, the Company or the holders of any of the following securities, the following shall occur with respect to the Company's Common Stock:

         (a) Conversion of Company Common Stock. At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time will be canceled, extinguished and converted automatically into the right to receive (i) in cash, the dollar amount per share equal to the quotient of (x) $3 million less the Aggregate Employee Bonus Amount, the Consumer Car Club Amount, two thousand dollars ($2000) for escrow fees, and any legal fees incurred by the Company and payable by the Selling Shareholders pursuant to Section 5.14 divided by (y) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (the "Cash Payments"), and (ii) shares of Parent Common Stock equal to


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the quotient of 1,800,000 shares of Parent Common Stock divided by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (the "Stock Payments"). The shares of Parent Common Stock to be issued in connection with the Merger will not be registered under the Securities Act and will be subject to the following legend:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 3(a)(10) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) AS PERMITTED UNDER RULES 144 AND 145(d) OF THE SECURITIES ACT, (B) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES OR (C) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

         (b) Capital Stock of Merger Sub. At the Effective Time, each share of common stock of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of Parent.

         (c) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

         (d) Company Employee Bonus Amount. Upon the Closing, (i) the Company shall pay to those Company employees listed on Schedule 2.6(d) the amounts set forth opposite their respective names on such Schedule (less applicable federal and California income tax, FICA and other applicable withholdings) and (ii) the Parent shall deposit in the Company's payroll account an amount equal to the aggregate employee bonus amounts set forth on Schedule 2.6(d), ("Aggregate Employee Bonus Amount"). Schedule 2.6(d) may be amended by the Company prior to the Closing Date provided that no employee shall receive a bonus greater than $50,000 and the Aggregate Employee Bonus Amount shall not exceed $450,000.

         (e) Fractional Shares. No fractional shares of Parent Common Stock will be issued. The number of shares of Parent Common Stock awardable to each holder of shares of Company Common Stock (after aggregating all fractional shares of Parent Common Stock awardable to each such holder) shall be rounded down to the nearest


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whole share of Parent Common Stock, unless such fraction is .5 or above, in which case the number of shares of Parent Common Stock awardable shall be rounded up to the nearest whole share of Parent Common Stock.

         (f) Consumer Car Club Matter Settlement Amount. Upon the Closing, the Parent shall deposit $650,000.00 (the "Consumer Car Club Amount") in the Company's general bank account, the proceeds of which shall be used solely for use in the settlement of the Consumer Car Club Matter. All or a portion of the Consumer Car Club Amount shall be paid, at such times, as directed by Michael Gorun as the "Selling Shareholder Representative" to such Persons as reasonably determined by Michael Gorun to further settlement of the Consumer Car Club Matter. Any amounts of the Consumer Car Club Amount not used to pay or settle any claims, or liabilities arising from the Consumer Car Club Matter under this
Section 2.6(f) within thirty (30) days following the Closing shall be deposited into, and become part of, the Escrow Fund, and shall be become subject to the terms of the Escrow Agreement."


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         IN WITNESS WHEREOF, each of the Company, the Selling Shareholders, the
Merger Sub and the Parent have caused their names to be signed hereto as of the day and year first above written.


                                            THE COMPANY:

                                            A.I.N. CORPORATION,
                                            a California corporation


                                            By:   /s/ Michael Gorun
                                                  ------------------------------
                                                  Name: Michael Gorun
                                                  Title: President and Secretary


                                            THE SELLING SHAREHOLDERS:

                                            /s/ Michael Gorun
                                            ------------------------------------
                                            MICHAEL GORUN

                                            /s/ Dan Heenan
                                            ------------------------------------
                                            DAN HEENAN

                                            /s/ Michael Eggers
                                            ------------------------------------
                                            MICHAEL EGGERS

                                            /s/ James F. Dittemore III
                                            ------------------------------------
                                            JAMES F. DITTEMORE III

                                            /s/ Gene Feroglia
                                            ------------------------------------
                                            GENE FEROGLIA


                                            EGGERS FAMILY PARTNERSHIP

                                            /s/ Michael Eggers
                                            ------------------------------------



                       [Signatures Continued on Next Page]


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                                            MERGER SUB:

                                            AUTOBYTEL ACQUISITION II CORP.
                                            a California corporation


                                            By:   /s/ Ariel Amir
                                               ---------------------------------
                                                  Name: Ariel Amir
                                                  Title: Vice-President and
                                                         Secretary


                                            THE PARENT:

                                            AUTOBYTEL.COM INC.
                                            a Delaware corporation


                                            By:   /s/ Ariel Amir
                                               ---------------------------------
                                                  Name: Ariel Amir
                                                  Title: Vice-President and
                                                         General Counel


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